Exhibit 99.1

News Release

MODUSLINK REPORTS FINANCIAL RESULTS FOR THIRD QUARTER OF FISCAL 2014

WALTHAM, Mass.—June 9, 2014—ModusLink Global Solutions™, Inc. (NASDAQ: MLNK) today reported financial results for its third quarter of fiscal year 2014 ended April 30, 2014. Results for that period are summarized in the following paragraphs. For a full discussion of the results, please see the Company’s quarterly report on Form 10-Q, which can be accessed through www.moduslink.com.

Third Quarter Financial Summary

•	Net revenue of $173.3 million compared to $173.0 million in the third quarter of fiscal 2013

•	Gross margin of 9.1% compared to 8.9% in the third quarter of fiscal 2013

•	SG&A expenses of $17.1 million, a 11.3% reduction compared to the third quarter of fiscal 2013

•	Operating loss of $5.1 million compared to operating loss of $6.8 million in the third quarter of fiscal 2013

•	Net loss of $9.5 million, or $0.18 per share, compared with net loss of $8.3 million, or $0.17 per share, in the third quarter of fiscal 2013

•	Adjusted EBITDA of $3.4 million compared to $2.2 million in the third quarter of fiscal 2013

ModusLink reported net revenue of $173.3 million for the third quarter of fiscal 2014, compared to $173.0 million in the third quarter of fiscal 2013. The change in net revenue was primarily driven by increased revenue from an aftermarket services program in the Americas related to the repair and refurbishment of mobile devices, and revenue growth from programs for a consumer electronics client, which primarily benefited results in the Americas and Europe. Revenue growth from those programs was partially offset by lower revenues from certain programs for clients in the computing, software and communications markets.

Operating loss for the third quarter of fiscal 2014 was $5.1 million, compared to an operating loss of $6.8 million in the third quarter of the previous year. The improvement in operating loss for the third quarter of fiscal 2014 was primarily driven by a more favorable revenue mix, lower professional fees and improved operational cost efficiency. Net loss for the third quarter of fiscal 2014 was $9.5 million, or $0.18 per share, compared to a net loss of $8.3 million, or $0.17 per share.

For the third quarter of fiscal 2014, Adjusted EBITDA was $3.4 million compared to $2.2 million for the same period in fiscal 2013. EBITDA represents earnings before interest, income tax expense, depreciation and amortization, and Adjusted

EBITDA represents EBITDA excluding certain items. Please refer to the non-GAAP information and table reconciling the Company’s Adjusted EBITDA to its GAAP net income/(loss) below.

About ModusLink

ModusLink Corporation, a wholly owned subsidiary of ModusLink Global Solutions, Inc. (NASDAQ: MLNK), executes comprehensive supply chain and logistics services that are designed to improve clients’ revenue, cost, sustainability and customer experience objectives. ModusLink is a trusted and integrated provider to the world’s leading companies in consumer electronics, communications, computing, medical devices, software and retail. The Company’s operations are supported by more than 25 sites across North America, Europe, and the Asia/Pacific region. For details on ModusLink’s flexible and scalable solutions visit www.moduslink.com and www.valueunchained.com, the blog for supply chain professionals.

Non-GAAP Information

In addition to the financial measures prepared in accordance with generally accepted accounting principles, the Company uses Adjusted EBITDA, a non-GAAP financial measure, to assess its performance. EBITDA represents earnings before interest, income tax expense, depreciation and amortization. We define Adjusted EBITDA as EBITDA excluding the effects of professional fees associated with our SEC inquiry and financial restatement, strategic alternatives and other professional fees, executive severance and employee retention, restructuring, share-based compensation, impairments of goodwill and long-lived assets, unrealized foreign exchange gains or losses, net, other non-operating gains or losses, net, equity in losses of affiliates and impairments, and discontinued operations.

We believe that providing Adjusted EBITDA to investors is useful as this measure provides important supplemental information of our performance to investors and permits investors and management to evaluate the operating performance of our core supply chain business. We use Adjusted EBITDA in internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our Board of Directors, determining a component of incentive compensation for executive officers and other key employees based on operating performance and evaluating short-term and long-term operating trends in our core supply chain business. We believe that the Adjusted EBITDA financial measure assists in providing an enhanced understanding of our underlying operational measures to manage the core supply chain business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. We believe that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in our financial and operational decision making.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with U.S. GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies.

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A table reconciling the Company’s EBITDA and Adjusted EBITDA to its GAAP net income/(loss) is included in this release.

ModusLink Global Solutions is a registered trademark of ModusLink Global Solutions, Inc. All other company names and products are trademarks or registered trademarks of their respective companies.

This release contains forward-looking statements, which address a variety of subjects. All statements other than statements of historical fact, including without limitation, those with respect to the Company’s goals, plans, expectations and strategies set forth herein are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the Company’s ability to execute on its business strategy, including any cost reduction plans and the continued and increased demand for and market acceptance of its services, which could negatively affect the Company’s ability to meet its revenue, operating income and cost savings targets, maintain and improve its cash position, expand its operations and revenue, lower its costs, improve its gross margins, reach and sustain profitability, reach its long-term objectives and operate optimally; failure to realize expected benefits of restructuring and cost-cutting actions; difficulties integrating technologies, operations and personnel in accordance with the Company’s business strategy; client or program losses; demand variability in supply chain management clients to which the Company sells on a purchase order basis rather than pursuant to contracts with minimum purchase requirements; risks inherent with conducting international operations; and increased competition and technological changes in the markets in which the Company competes. For a detailed discussion of cautionary statements that may affect the Company’s future results of operations and financial results, please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Forward-looking statements represent management’s current expectations and are inherently uncertain. The Company does not undertake any obligations to update forward-looking statements made by it.

Contact:

Robert Joyce

781-663-5120

ir@moduslink.com

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ModusLink Global Solutions, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	April 30, 2014	July 31, 2013	April 30, 2013
Assets:
Cash and cash equivalents	$170,554	$77,916	$71,176
Accounts receivable, net	139,051	142,098	151,660
Inventories	62,275	61,322	70,331
Prepaid expenses and other current assets	11,747	9,750	11,047

Total current assets	383,627	291,086	304,214

Property and equipment, net	27,009	34,290	35,329
Investments in affiliates	7,000	7,970	9,326
Goodwill	3,058	3,058	3,058
Other intangible assets, net	935	1,764	2,045
Other assets	7,357	5,528	6,991

Total assets	$428,986	$343,696	$360,963

Liabilities:
Accounts payable	$99,977	$110,148	$112,417
Accrued restructuring	2,538	4,670	3,347
Accrued expenses	39,681	34,748	39,328
Other current liabilities	25,488	26,865	28,936

Total current liabilities	167,684	176,431	184,028

Long-term portion of accrued restructuring	235	494	—
Notes payable	72,320	—	—
Other long-term liabilities	9,950	9,866	9,805

Total liabilities	250,189	186,791	193,833

Total stockholders’ equity:	178,797	156,905	167,130

Total liabilities and stockholders’ equity	$428,986	$343,696	$360,963

ModusLink Global Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended April 30,			Nine months ended April 30,
	2014	2013	Fav (Unfav)	2014	2013	Fav (Unfav)

Net revenue	$173,274	$173,016	0.1%	$558,700	$573,503	(2.6%)
Cost of revenue	157,575	157,641	0.0%	498,426	519,226	4.0%

Gross profit	15,699	15,375	2.1%	60,274	54,277	11.0%

	9.1%	8.9%	0.1%	10.8%	9.5%	1.3%
Operating expenses:
Selling, general and administrative	17,100	19,287	11.3%	54,787	67,149	18.4%
Amortization of intangible assets	269	283	4.9%	829	852	2.7%
Impairment of long-lived assets	—	—	0.0%	500	—	(100.0%)
Restructuring, net	3,468	2,565	(35.2%)	5,440	8,833	38.4%

Total operating expenses	20,837	22,135	5.9%	61,556	76,834	19.9%

Operating income (loss)	(5,138)	(6,760)	24.0%	(1,282)	(22,557)	94.3%
Other income (expense), net	(3,640)	(677)	(437.7%)	(3,871)	(4,510)	14.2%

Income (loss) from continuing operations before income taxes	(8,778)	(7,437)	(18.0%)	(5,153)	(27,067)	81.0%
Income tax expense	700	392	(78.6%)	2,590	1,975	(31.1%)
Equity in losses of affiliates, net of tax	—	418	100.0%	134	1,453	90.8%

Income (loss) from continuing operations	(9,478)	(8,247)	(14.9%)	(7,877)	(30,495)	74.2%

Discontinued operations, net of income taxes:
Income (loss) from discontinued operations	—	(59)	100.0%	80	(1,019)	107.9%

Net income (loss)	$(9,478)	$(8,306)	(14.1%)	$(7,797)	$(31,514)	75.3%

Basic and diluted net income (loss) per share:
Income (loss) from continuing operations	$(0.18)	$(0.17)	(7.0%)	$(0.15)	$(0.68)	77.4%
Income (loss) from discontinued operations	—	—	0.0%	—	(0.02)	100.0%

Net income (loss)	$(0.18)	$(0.17)	(7.0%)	$(0.15)	$(0.70)	78.1%

Shares used in computing income (loss) per share:
Basic	51,498	47,968		51,502	45,046
Diluted	51,498	47,968		51,502	45,046

ModusLink Global Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Information by Operating Segment

(in thousands)

(unaudited)

	Three months ended		Nine months ended
	April 30, 2014	April 30, 2013	April 30, 2014	April 30, 2013

Net revenue:

Americas	$74,429	$64,496	$229,791	$196,137
Asia	41,387	48,133	134,307	164,864
Europe	48,423	51,952	165,790	188,700
All other	9,035	8,435	28,812	23,802

Total net revenue	$173,274	$173,016	$558,700	$573,503

Operating income (loss):

Americas	$2,736	$679	$8,304	$(1,820)
Asia	2,342	3,614	14,001	16,379
Europe	(4,439)	(5,868)	(8,934)	(13,579)
All other	(411)	301	98	(256)

Total segment operating income (loss)	228	(1,274)	13,469	724
Other reconciling items	(5,366)	(5,486)	(14,751)	(23,281)

Total operating income (loss)	$(5,138)	$(6,760)	$(1,282)	$(22,557)

ModusLink Global Solutions, Inc. and Subsidiaries

Reconciliation of Selected Non-GAAP Measures to GAAP Measures

(in thousands)

(unaudited)

Net Income (Loss) to Adjusted EBITDA1

	Three months ended		Nine months ended
	April 30, 2014	April 30, 2013	April 30, 2014	April 30, 2013

Net income (loss)	$(9,478)	$(8,306)	$(7,797)	$(31,514)

Interest income	(159)	(64)	(326)	(229)
Interest expense	2,049	324	2,461	524
Income tax expense	700	392	2,590	1,975
Depreciation	3,627	3,362	10,198	10,211
Amortization of intangible assets	269	283	829	852

EBITDA	(2,992)	(4,009)	7,955	(18,181)

SEC inquiry and financial restatement costs	103	1,604	3,320	8,239
Strategic alternatives and other professional fees	30	(155)	85	1,235
Executive severance and employee retention	1,080	224	1,080	1,262
Restructuring	3,468	2,565	5,440	8,833
Share-based compensation	513	925	1,663	1,841
Impairment of goodwill and long-lived assets	—	—	500	—
Unrealized foreign exchange (gains) losses, net	25	483	(323)	2,750
Other non-operating (gains) losses, net	(30)	127	(391)	366
Equity in losses of affiliates and impairments	1,243	418	1,554	2,953
Discontinued operations	—	59	(80)	1,019

Adjusted EBITDA	$3,440	$2,241	$20,803	$10,317

[1]	The Company defines Adjusted EBITDA as net income (loss) excluding net charges related to interest income, interest expense, income tax expense, depreciation, amortization of intangible assets, SEC inquiry and financial restatement costs, strategic alternatives and other professional fees, executive severance and employee retention, restructuring, share-based compensation, impairment of goodwill and long-lived assets, unrealized foreign exchange (gains) losses, net, other non-operating (gains) losses, net, equity in losses of affiliates and impairments and discontinued operations.